UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 1 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 6, 2000)

SRFG, INC. (Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-24776 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
3711 Kennett Pike Greenville, DE (Address of principal executive offices)		19807 (Zip Code)
Registrant's Telephone Number, including area code: (302)434-3176

Item 5. Other Events

Effective as of May 31, 2000, SRFG, Inc. ("SRFG") caused $200 million in Principal Receivables to be removed from Sears Credit Account Master Trust II (the "Trust") pursuant to Section 2.09 of the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG (formerly Sears Receivables Financing Group, Inc.) as Seller, Sears, Roebuck and Co. as Servicer and Bank One, National Association as Trustee (formerly The First National Bank of Chicago) (the "Pooling and Servicing Agreement"), reducing the Seller Interest by a corresponding amount.

The receivables were removed in connection with Sears announced intention, on a pilot basis, to substitute Sears Gold MasterCards for the Sears Cards of certain customers who do not revolve balances on their accounts, either because they do not use their cards or because they use the cards only for convenience, making all payments within their grace periods. While SRFG has removed these receivables from the Trust, no assurance can be provided that MasterCard balances will not become assets of the Trust in the future.

(Capitalized terms used herein without definition have the meanings given to them in the Pooling and Servicing Agreement.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SRFG, INC.

By: /s/ George Slook George Slook President

Date: June 8, 2000